EXHIBIT  10


APRIL  27,  2000


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549


         RE:      EXHIBIT  10,  FORM  N-1A
                  CALVERT  VARIABLE  SERIES,  INC.
                  FILE  NUMBERS  811-3591,  2-80154


LADIES  AND  GENTLEMEN:

         AS  COUNSEL  TO  CALVERT  VARIABLE  SERIES,
INC.,  FORMERLY  NAMED  ACACIA  CAPITAL  CORPORATION,  IT
IS  MY  OPINION,  BASED  UPON  AN  EXAMINATION  OF  THE
ARTICLES  OF  INCORPORATION,  AMENDMENTS,  RESTATEMENTS
AND  BY-LAWS  AND  SUCH  OTHER  ORIGINAL  OR  PHOTOSTATIC
COPIES  OF  FUND  RECORDS,  CERTIFICATES  OF  PUBLIC
OFFICIALS,  DOCUMENTS,  PAPERS,  STATUTES,  AND AUTHORITIES
AS  I  DEEMED  NECESSARY  TO  FORM  THE  BASIS OF  THIS
OPINION,  THAT  THE  SECURITIES  BEING REGISTERED  BY  THIS
POST-EFFECTIVE  AMENDMENT  NO.  39 WILL,  WHEN  SOLD,  BE
LEGALLY  ISSUED,  FULLY  PAID  AND NON-ASSESSABLE.

         CONSENT  IS  HEREBY  GIVEN  TO  FILE  THIS
OPINION  OF  COUNSEL  WITH  THE  SECURITIES  AND  EXCHANGE
COMMISSION  AS  AN  EXHIBIT  TO  THE  FUND'S POST-EFFECTIVE
AMENDMENT  NO.  39  TO  ITS  REGISTRATION STATEMENT.


SINCERELY,

/S/IVY  WAFFORD  DUKE

IVY  WAFFORD  DUKE
ASSOCIATE  GENERAL  COUNSEL